Exhibit 10.45

THIRD AMENDMENT
TO THE
MARSH & MCLENNAN COMPANIES
SUPPLEMENTAL SAVINGS & INVESTMENT PLAN

WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") amended and restated the Marsh & McLennan Companies Supplemental Savings & Investment Plan, effective January 1, 2012 (the "Plan");
WHEREAS, the First Amendment to the Plan was adopted by the Company on December 7, 2016;
WHEREAS, the Second Amendment to the Plan was adopted by the Company on December 21, 2017;
WHEREAS, pursuant to the Employee Benefit Plan Guidelines adopted by the Board of Directors on September 18, 2003 (the "Guidelines") and Section 8.1 of the Plan, the Company acting through its Chief Executive Officer ("CEO") or any officer appointed directly or indirectly by the CEO, has the authority to adopt or amend the Plan if the amendment (a) is required pursuant to law or other requirement having the effect of law or (b) would reasonably be expected to have no more than a de minimis effect on the Company;
WHEREAS, the Company desires to amend the Plan in order to remove the references to Marsh ClearSight LLC in light of the sale of such entity; and
WHEREAS, it has been determined that the proposed changes to the Plan would be reasonably expected to have no more than a de minimis effect on the Company.

NOW, THEREFORE, effective on January 1, 2019, the Company acting through Laurie Ledford, Senior Vice President, Chief Human Resources Officer of the Company who, in turn, is acting pursuant to authority granted by the CEO (consistent with the Guidelines), hereby amends the Plan as follows:
1.    Effective on January 1, 2019, Section 1.25 of the Plan (as amended by the First Amendment) is hereby further amended to read as follows:
"1.25    Participating Company means the Company and any subsidiary or affiliate thereof whose Eligible Employees are eligible to participate in the Basic Plan; provided, however, that Dovetail Insurance Corporation shall not be a Participating Company with respect to the MMC Fixed Company Credits portion of the Plan (as described in Section 4.3A)."
2.     Effective on January 1, 2019, Section 2.1(b) of the Plan (as added by the First Amendment) shall be amended by replacing the term "an Excluded Company" with the term "Dovetail Insurance Corporation."
3.     Effective on January 1, 2019, Section 2.2(e) of the Plan (as added by the First Amendment) is hereby deleted from the Plan, and Section 2.2(f) of the Plan is hereby re-designated as Section 2.2(e).
4.     Effective on January 1, 2019, Section 2.3 of the Plan (as amended by the First Amendment) is hereby further amended by removing the reference to Section 2.2(e).
5.     Effective on January 1, 2019, Section 4.3A(a) of the Plan (as added by the First Amendment) shall be amended by replacing the term "an Excluded Company" with the term "Dovetail Insurance Corporation."

IN WITNESS WHEREOF, MARSH & McLENNAN COMPANIES, INC. has caused this Third Amendment to the Plan to be executed by its duly authorized officer on the 19th day of December, 2018.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Laurie Ledford
Laurie Ledford
Senior Vice President and Chief Human Resources Officer